EXHIBIT 32.1

Section 1350
Certificate of Executive Vice-President

                In connection with the Quarterly Report of Oasys Mobile, Inc. (the “Company”) on Form 10-Q for the Quarter ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald T. Locke, Executive Vice-President of Corporate Development of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

                2. The information contained in this Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Date: November 17, 2006	/s/ Donald T. Locke Donald T. Locke Executive Vice-President of Corporate Development (principal executive officer)